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                                                                    EXHIBIT 11-9

                  DTE ENERGY COMPANY AND SUBSIDIARY COMPANIES
                  PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                OF COMMON STOCK




                                                  Three Months          Nine Months
                                                      Ended                Ended
                                               September 30, 1997   September 30, 1997
                                               ---------------------------------------
                                               (Thousands, except per share amounts)

PRIMARY:
  Net Income                                      $ 131,937                $ 287,827
  Weighted average number of common
    shares outstanding (a)                          145,098                  145,102
  Earnings per share of Common Stock
    based on weighted average number
    of shares outstanding ........................$    0.91                $    1.98

FULLY DILUTED:
  Net Income .....................................$ 131,937                $ 287,827

  Weighted average number of common
    shares outstanding (a) .......................  145,098                  145,102
  Shares issuable from assumed exercise of
    options reduced by the number which could
    have been purchased with the proceeds
    from exercise of such options (a)(b) .........       17                       13
                                                  ---------                ---------
    ..............................................  145,115                  145,115
                                                  =========                =========

  Earnings per share of Common Stock
    based on weighted average number
    of shared outstanding ........................$    0.91                $    1.98

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(a)  Based on a daily average.
(b) This calculation is submitted in accordance with Regulation S-K, item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.